                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Vixel Corporation

We consent to the use of our report dated May 1, 1997 relating to the balance sheet of Arcxel Technologies, Inc. as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the period from June 18, 1996 (inception) to December 31, 1996 incorporated by reference in the Registration Statement on Form S-8 of Vixel Corporation.

KPMG LLP

Orange County California
September 28, 1999